Cordavano and Harvey, P.C.       Certified Public Accountants
                                 201 Steele Street
                                 Suite 300
                                 Denver, Colorado 80206
                                 (303)-329-0220 Phone
                                 (303)-316-7493 Fax



March 15, 2000 & June 19, 2000


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington D.C. 20549

We would like to inform you that we have read the discloures provided by Ovvio Better Life, Inc. (formerly known as Imatel Holdings, Inc.) Commission Number 0-22934) in its filing of form 8-K dated March 15, 2000 and that there are no disagreements regarding the statements made under Item-4 Changes in Registrant's Certifying Accountant.

Sincerely,



/s/ Cordavano and Harvey, P.C.
    Cordavano and Havery, P.C.